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                                                                      EXHIBIT 99

                                  PRESS RELEASE

                   NEWS FROM GOVERNMENT COMMUNICATIONS SYSTEMS
                     Harris Corporation Awarded $1.7 Billion
               FAA Telecommunications Infrastructure (FTI) Program

MELBOURNE, FLORIDA, JULY 15, 2002 -- Harris Corporation (NYSE:HRS), a leading integrator of air traffic control communications systems and weather data processing solutions for the Federal Aviation Administration (FAA), announced today that it has been awarded a 15-year, $1.7 billion contract to integrate and modernize the FAA's Telecommunications Infrastructure (FTI). The FTI program will improve operations functions at more than 5,000 FAA facilities nationwide while reducing operating costs, enhancing network security, and improving telecommunications service performance, reliability, and quality. Harris anticipates that the total value of the FTI program will grow beyond the initial award. The maximum total value for the base and all option years of the contract is currently estimated to be $3.5 billion by 2017.

"We are very pleased that the FAA has chosen our team for the FTI program," said Phillip W. Farmer, chairman and CEO, Harris Corporation. "Harris has a long-standing relationship with the FAA as a systems integrator of mission-critical communications and weather data systems. We look forward to putting an FTI network into place that meets the FAA's unique telecommunications services and security requirements, and supports its critical role of managing the U.S. National Airspace System (NAS)."

Harris, acting as FTI systems integrator and prime contractor, is leading a team of top telecommunications companies consisting of BELLSOUTH CORPORATION, QWEST COMMUNICATIONS INTERNATIONAL, INC., SBC COMMUNICATIONS, INC., SPRINT, and VERIZON COMMUNICATIONS. In addition, RAYTHEON TECHNICAL SERVICES COMPANY - an industry leader in technical services and support - will provide on-site technical services and support for the FAA's facilities nationwide.

Under terms of the contract, the Harris team will consolidate the Leased Interfacility NAS Communications System, Data Multiplexing Network, Bandwidth Manager, and the National Aviation Data Interchange Network into an integrated telecommunications infrastructure. The team will replace more than 35,000 circuits, upgrade switching and routing services, improve network monitoring and control, implement a state-of-the-art security system, and provide network engineering services.
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"The Harris FTI team is committed to fulfilling its mission of providing the most efficient and reliable telecommunications solution to the FAA," said Bob Henry, president, Harris Government Communications Systems Division (GCSD). "The comprehensive telecommunications and IT experience provided by our teammates, coupled with Harris expertise in highly reliable, secure communications systems integration and management, will help to ensure that the FAA's FTI requirements are met or surpassed over the life of the program."

Harris GCSD conducts advanced research studies, develops prototypes, and produces and supports state-of-the-art, highly reliable communications and information systems that solve the mission-critical communications challenges of its military and government customers, and provides the technology base for the company's diverse commercial businesses.

Harris Corporation is an international communications equipment company focused on providing product, system, and service solutions for commercial and government customers. The company's five operating divisions serve markets for microwave, broadcast, network support, tactical radio, and government systems. Harris has sales and service facilities in more than 90 countries. Additional information about Harris Corporation is available at www.harris.com.

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FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the expected value of the program to Harris are forward-looking and involve risks and uncertainties. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.